Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Amendment No. 49 dated November 21, 2013 to the Amended and Restated Declaration of Trust (Class A, Class B, Class C, Class O, Class R, and Class W shares for ING Multi-Manager International Equity Fund) – Filed as an exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement on February 26, 2014 and incorporated herein by reference.
(e)(1)	Amended Schedule A, effective November 2013, to the Sub-Advisory Agreement between Voya Investments, LLC and T. Rowe Price Associates, Inc. dated May 13, 2013 – Filed as an exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement on February 26, 2014 and incorporated herein by reference.
(e)(2)	Amended Schedule B, effective November 2013, to the Sub-Advisory Agreement between Voya Investments, LLC and T. Rowe Price Associates, Inc. dated May 13, 2013 – Filed as an exhibit to Post-Effective Amendment No. 184 to the Registrant’s Form N-1A Registration Statement on February 26, 2014 and incorporated herein by reference.